Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Powerfleet, Inc. of our reports dated June 22, 2023, relating to the consolidated financial statements of MiX Telematics Limited (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in Powerfleet, Inc.’s Current Report on Form 8-K/A dated June 14, 2024.

/s/ Deloitte & Touche
Johannesburg, South Africa

December 4, 2024